As filed with the Securities and Exchange Commission on February 8, 2000


                                                      REGISTRATION NO. 333-88017

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        2621                 22-3601876
(State or other jurisdiction of        (Primary S.I.C.        (I.R.S. Employer
 Incorporation or organization)         Code Number)         Identification No.)

                    and the additional registrants listed on
              Schedules A and B hereto, each a Subsidiary Guarantor

                               135 Engineers Road
                            Hauppauge, New York 11788
                                 (516) 435-9000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

                                 Edward I. Stein
                            Executive Vice President
                           and Chief Financial Officer
                               135 Engineers Road
                            Hauppauge, New York 11788
                                 (516) 435-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------


                                   copies to:
                            Nicholas J. Kaiser, Esq.
                           Mandel Resnik & Kaiser P.C.
                              220 East 42nd Street
                            New York, New York 10017
                                 (212) 573-0093


                            ------------------------

                                                            SCHEDULE A
                                                 Corporate Subsidiary Guarantors

                                                           State or Other
                                                           Jurisdiction of
           Name of Registrant as Specified                 Incorporation or       Primary S.I.C.       I.R.S. Employer
                    in its Charter                           Organization            Code No.         Identification No.
----------------------------------------------             ----------------       --------------      ------------------
American Tissue Corporation                                    New York                2679               11-2581696
American Cellulose Mill Corp.                                  New York                2621               14-1662473
American Tissue Mills of New Hampshire, Inc.                   New York                2621               11-3207742
American Tissue Mills of New York, Inc.                        New York                2621               11-3237164
American Tissue Mills of Oregon, Inc.                          New York                2621               11-3128800
American Tissue Mills of Wisconsin, Inc.                       New York                2621               11-3200361
American Tissue - New Hampshire Electric, Inc.              New Hampshire              4911               02-0267018
Berlin Mills Railway, Inc.                                  New Hampshire              6517               38-1906080
Gilpin Realty Corp.                                            New York                6519               11-3307581
Tagsons Papers, Inc.                                           New York                2621               11-3206044

                                                        SCHEDULE B
                                            Limited Liability Company Guarantors


                                                           State or Other
                                                           Jurisdiction of
           Name of Registrant as Specified                 Incorporation or       Primary S.I.C.       I.R.S. Employer
                    in its Charter                           Organization            Code No.         Identification No.
----------------------------------------------             ----------------       --------------      ------------------
American Tissue Mills of Greenwich LLC                         New York                2621               11-3322564
American Mills of Neenah LLC                                   New York                2621               13-3333241
Calexico Tissue Company LLC                                    New York                2679               11-3358355
Coram Realty LLC                                               New York                6519               11-3351366
Engineers Road, LLC                                            New York                6519               11-3301000
Grand LLC                                                      New York                6519               11-3078510
Hydro of America LLC                                           Delaware                4911               11-3486634
Landfill of America LLC                                        Delaware                4953               11-3486638
Markwood LLC                                                   New York                6519               11-3507579
100 Realty Management LLC                                      New York                6519               11-3373587
Paper of America LLC                                           Delaware                2621               11-3486633
Pulp & Paper of America LLC                                    New York                2621               11-3485021
Pulp of America LLC                                            Delaware                2611               11-3486632
Railway of America LLC                                         Delaware                6517               02-0509929
Saratoga Realty LLC                                            New York                6519               11-3378103
Unique Financing LLC                                           New York                7359               11-3331213

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law ("Section 145"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Company has applied for insurance covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference

     (b)


                                                                     SCHEDULE II

                              AMERICAN TISSUE INC.
                        VALUATION AND QUALIFYING ACCOUNTS

                                (AMOUNTS IN 000s)

        COLUMN A                                        COLUMN B          COLUMN C          COLUMN D           COLUMN E
--------------------------------------------            ------------      ----------        -------------      -------------
Description                                             Balance at        Charged to        Write-off of       Balance at
                                                        beginning of      expenses          uncollectible      end of period
                                                        period                              accounts
Allowance for doubtful accounts
September 30, 1997 .........................            $  453            $1,120            $  193               $1,380
September 30, 1998 .........................            $1,380            $  560            $1,857               $   83
September 30, 1999 .........................            $   83            $  915            $  385               $  613


ITEM 22. UNDERTAKINGS.

     The undersigned registrants undertake:

     (1) To file, during any period in which offers or sales are being post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE



To the Board of Directors and
Stockholder of American Tissue Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of American Tissue Inc. (the "Company") included in this registration statement and have issued our report thereon dated December 10,1999. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                  /s/ ARTHUR ANDERSEN LLP
                                                      ARTHUR ANDERSEN LLP



Melville, New York
December 10, 1999

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective-Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on February 8, 2000.


                                 AMERICAN TISSUE INC.


                                 By:   /s/ Mehdi Gabayzadeh
                                       ----------------------
                                 Name:    Mehdi Gabayzadeh
                                 Title:   President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                             Title                                 Date
 /s/ Nourollah Elghanayan  Chairman of the Board and Director          February 8, 2000
-------------------------
Nourollah Elghanayan

 /s Mehdi Gabayzadeh       President and Chief Executive               February 8, 2000
-------------------------  Officer (Principal Executive Officer
Mehdi Gabayzadeh           and Director)


 /s/ Edward I. Stein       Executive Vice President and Chief          February 8, 2000
-------------------------  Financial Officer (Principal
Edward I. Stein            Financial and Accounting Officer)


 /s/ Andrew Rush           Director                                    February 8, 2000
-------------------------
Andrew Rush

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the subsidiary guarantors listed on Schedule A to the cover page of this registration statement has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on February 8, 2000.


                                On behalf of each Subsidiary
                                Guarantor listed on Schedule A to
                                the cover page of this registration
                                statement


                                By:   /s/ Mehdi Gabayzadeh
                                      ------------------------
                                Name:    Mehdi Gabayzadeh
                                Title:   President and Chief Executive Officer

                                By: /s/  Nourollah Elghanayan
                                      ------------------------
                                Name:    Nourollah Elghanayan
                                Title:   Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                            Title                                  Date
 /s/ Mehdi Gabayzadeh      President and Chief Executive               February 8, 2000
-------------------------- Officer (Principal Executive Officer
Mehdi Gabayzadeh           and Director)


 /s/ Edward I. Stein       Executive Vice President and Chief          February 8, 2000
-------------------------  Financial Officer (Principal
Edward I. Stein            Financial and Accounting Officer)


 /s/ Nourollah Elghanayan  Chairman of the Board and Director          February 8, 2000
-------------------------
Nourollah Elghanayan

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the subsidiary guarantors listed on Schedule B hereto has fully caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hauppauge, State of New York, on February 8, 2000.


                                    On behalf of each Limited Liability
                                    Company Guarantor listed on Schedule
                                    B to the cover page of this
                                    registration statement


                                    By: /s/ Mehdi Gabayzadeh
                                        ---------------------
                                    Name:    Mehdi Gabayzadeh
                                    Title:   Manager

                                    By: /s/ Nourollah Elghanayan
                                        ------------------------
                                    Name:    Nourollah Elghanayan
                                    Title:   Manager



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                          Title                                   Date
 /s/ Mehdi Gabayzadeh      President and Chief Executive               February 8, 2000
-------------------------  Officer (Principal Executive Officer
Mehdi Gabayzadeh           and Manager)


 /s/ Edward I. Stein       Executive Vice President and Chief          February 8, 2000
-------------------------  Financial Officer (Principal
Edward I. Stein            Financial and Accounting Officer)


 /s/ Nourollah Elghanayan  Manager                                     February 8, 2000
-------------------------
Nourollah Elghanayan

                                INDEX TO EXHIBITS


   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     3.1    Certificate of Incorporation of American Tissue Inc., as amended**

     3.2    By-Laws of American Tissue Inc.**

     3.3 Certificate of Incorporation of American Tissue Corporation, as amended**

     3.4    By-Laws of American Tissue Corporation, as amended**

     3.5 Certificate of Incorporation of American Cellulose Mill Corp., as amended**

     3.6    By-Laws of American Cellulose Mill Corp.**

     3.7    Articles of Organization of American Tissue Mills of Greenwich LLC**

     3.8 Operating Agreement of American Tissue Mills of Greenwich LLC, as amended**

     3.9    Articles of Organization of American Tissue Mills of Neenah LLC**

     3.10 Operating Agreement of American Tissue Mills of Neenah LLC, as amended**

     3.11 Certificate of Incorporation of American Tissue Mills of New Hampshire, Inc., as amended**

     3.12 By-Laws of American Tissue Mills of New Hampshire, Inc., as amended**

     3.13 Certificate of Incorporation of American Tissue Mills of New York, Inc., as amended**

     3.14   By-Laws of American Tissue Mills of New York, Inc.**

     3.15 Certificate of Incorporation of American Tissue Mills of Oregon, Inc., as amended**

     3.16   By-Laws of American Tissue Mills of Oregon, Inc.**

     3.17 Certificate of Incorporation of American Tissue Mills of Wisconsin, Inc., as amended**

     3.18   By-Laws of American Tissue Mills of Wisconsin, Inc.**

     3.19 Certificate of Amendment to Record of Organization of Berlin Mills Railway, Inc.**

     3.20   Amendment to By-Laws of Berlin Mills Railway, Inc.**

     3.21   Articles of Organization Calexico Tissue Company LLC**

     3.22   Operating Agreement of Calexico Tissue Company LLC, as amended**

     3.23 Certificate of Incorporation of American Tissue - New Hampshire Electric Inc., as amended**

     3.24 By-Laws of American Tissue - New Hampshire Electric Inc., as amended**

     3.25   Articles of Organization of Coram Realty LLC**

     3.26   Operating Agreement with Coram Realty LLC, as amended**

     3.27   Articles of Organization of Engineers Road, LLC**

     3.28   Operating Agreement of Engineers Road, LLC, as amended**

     3.29   Articles of Organization of Grand LLC, as amended**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     3.30   Operating Agreement of Grand LLC, as amended**

     3.31   Certificate of Incorporation of Gilpin Realty Corp., as amended**

     3.32   By-Laws of Gilpin Realty Corp.**

     3.33   Certificate of Formation of Hydro of America LLC**

     3.34   Operating Agreement of Hydro of America LLC, as amended**

     3.35   Certificate of Formation of Landfill of America LLC**

     3.36   Operating Agreement of Landfill of America LLC, as amended**

     3.37   Articles of Organization of Markwood LLC**

     3.38   Operating Agreement of Markwood LLC, as amended**

     3.39   Articles of Organization of 100 Realty Management LLC**

     3.40   Operating Agreement of 100 Realty Management LLC, as amended**

     3.41   Certificate of Formation of Paper of America LLC**

     3.42   Operating Agreement of Paper of America LLC, as amended**

     3.43 Articles of Organization of Pulp & Paper of America LLC, as amended**

     3.44   Operating Agreement of Pulp & Paper of America LLC, as amended**

     3.45   Certificate of Formation of Pulp of America LLC**

     3.46   Operating Agreement of Pulp of America LLC, as amended**

     3.47   Certificate of Formation of Railway of America LLC**

     3.48   Operating Agreement of Railway of America LLC, as amended**

     3.49   Articles of Organization of Saratoga Realty LLC**

     3.50   Operating Agreement of Saratoga Realty LLC, as amended**

     3.51   Certificate of Incorporation of Tagsons Papers, Inc., as amended**

     3.52   By-Laws of Tagsons Papers, Inc.**

     3.53   Articles of Organization of Unique Financing LLC, as amended**

     3.54   Operating Agreement of Unique Financing LLC, as amended**

     4.1 Indenture dated as of July 9, 1999 among American Tissue Inc., each Subsidiary Guarantor and The Chase Manhattan Bank, as Trustee**

     4.2    Form of 12 1/2% Series B Senior Secured Notes**

     4.3    Form of Subsidiary Guarantees**

     4.4 Purchase Rights Agreement dated as of July 9, 1999 among American Tissue Inc., each Subsidiary Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation**

     4.5 Registration Rights Agreement dated as of July 9, 1999, by and among American Tissue Inc., each Subsidiary Guarantor and Donaldson, Lufkin & Jenrette Securities Corporation**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     4.6 Security Agreement dated as of July 9, 1999, made by American Tissue Inc. and each of the Subsidiary Guarantors in favor of the Trustee**

     4.7 Form of Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 between each of the following Subsidiary Guarantors in favor of the Trustee: American Tissue Mills of Greenwich LLC relating to premises at Mill Road, Greenwich, New York; America Tissue Mills of New Hampshire, Inc. relating to premises at 116 Lost Road, Winchester, New Hampshire; American Tissue Mills of Neenah LLC relating to premises at 249 Lake Street, Neenah, Wisconsin; American Tissue Mills of New York, Inc. relating to premises at 510 South Main Street, Mechanicville, New York; American Tissue Mills of Wisconsin, Inc. relating to premises at 858 West Leather Avenue, Tomahawk, Wisconsin; Berlin Mills Railway, Inc. relating to premises in Gorham, New Hampshire; Coram LLC relating to premises at 466-468 Mill Road, Coram, New York; Crown Vantage-New Hampshire Electric, Inc., relating to premises in Berlin and Gorham, New Hampshire; Engineers Road LLC relating to premises at 135 Engineers Road, Hauppauge, New York; Gilpin Realty Corp. relating to premises at 45 Gilpin Avenue, Hauppauge, New York; Landfill of America LLC relating to premises in Success, New Hampshire; Paper of America LLC relating to premises in Gorham, New Hampshire; Pulp of America LLC relating to premises in Berlin, New Hampshire; and Saratoga Realty LLC relating to premises at 3 Duplainville Road, Saratoga Springs, New York**

     4.8 Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 between Grand LLC, as mortgagor, and the Trustee, as mortgagee**

     4.9 Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing dated as of July 9, 1999 made by American Tissue Mills of Oregon, Inc., as grantor, to Ticor Title Insurance Company, as trustee for the benefit of the Trustee, as beneficiary**


     5.1    Opinion of Mandel, Resnik & Kaiser P.C.**


     10.1 Amended and Restated Loan and Security Agreement dated July 9, 1999 among American Tissue Inc., certain subsidiaries of American Tissue Inc., certain lenders and LaSalle Bank National Association, for itself and as agent for the other lenders**

     10.2 Existing Lien Intercreditor Agreement dated as of July 9, 1999 among American Tissue Inc., each of the Subsidiary Guarantors, the
            Trustee, Bank United, The Roslyn Savings Bank and LaSalle Bank National Association**

     10.3 Consent and Intercreditor Agreement dated as of July 9, 1999 among American Tissue Mills of Oregon, Inc., American Tissue Corporation, the Trustee and Boise Cascade Corporation**

     10.4 Asset Purchase Agreement dated March 24, 1999 by and among Crown Paper Co., Crown Vantage-New Hampshire Electric, Inc., Berlin Mills Railway, Inc., as Seller, and American Tissue Holdings Inc. (now known as American Tissue Inc.) and Pulp & Paper of America LLC, as Buyer**

     10.5 Instrument of Assumption of Liabilities dated July 9, 1999 made by Pulp & Paper of America LLC and its subsidiaries in favor of Crown Vantage, Inc. and its subsidiaries**

     10.6 Pulp Purchase Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     10.7 Paper Brokerage Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**

     10.8 Strategic Alliance Agreement dated March 24, 1999 between Crown Paper Co. and Pulp & Paper of America LLC**

     10.9 Lease dated August 1, 1998 between American Tissue Mills of Neenah LLC and Lakeview Real Estate LLC relating to premises located at 249 North Lake Street, Neenah, Wisconsin**

     10.10  Lease dated June 1, 1998 between  American  Tissue  Corporation  and
            Huntington  LLC  relating  to  premises   located  1  Arnold  Drive,
            Huntington, New York**

     10.11 Lease dated January 18, 1996 between American Tissue Corporation and Reckson Operating Partnership, L.P. relating to premises located at 85 Nicon Court, Hauppauge, New York**

     10.12 Lease dated in February 1990 between American Tissue Corporation and Vanderbilt Associates relating to premises located at 110 Plant Avenue, Hauppauge, New York**

     10.13 NOVATION AGREEMENT dated as of July 9, 1999 among Super American Tissue Inc., Nourollah Elghanayan, Mehdi Gabayzadeh, Lakeview Real Estate LLC and Huntington LLC**

     10.14 Lease dated August 15, 1996 between American Tissue Corporation and Swimline Corporation relating to premises located at 56 Vanderbilt Motor Parkway, Commack, New York**

     10.15 Lease Agreement dated as of March 20, 1998 between Waterford Industrial Development Authority and Grand LLC relating to premises located in Waterford, New York**


     10.16 Agreement dated November 23, 1992 between American Tissue Mills of Oregon, Inc. and Boise Cascade, as amended by the Amendment dated January 1, 1999 among the same parties and American Tissue Corporation, as amended January 1, 1999**

    10.16A Exhibits to Agreement dated November 23, 1992, as amended January 1, 1999 previously filed as Exhibit 10.16 as part of Amendment No. 3 to this registration statement*


     10.17 Lease Agreement dated December 15, 1995 between American Tissue Corporation and Curtiss-Wright Flight Systems/Shelby, Inc. relating to premises located at Passaic Street, Wood-Ridge, New Jersey**

     10.18 Loan Agreement dated December 15, 1995 between American Tissue Corporation and Curtiss-Wright Flight Systems/Shelby, Inc.**

     10.19 Lease Agreement dated as of November 1, 1997 between St. Lawrence & Atlantic Railroad Company and Berlin Mills Railway Inc.**

     10.20 Service Agreement dated as of November 1, 1997 between Crown Paper Co. and St. Lawrence & Atlantic Railroad Company**

     10.21 Note and Mortgage dated October 27, 1998 made by Grand LLC in favor of Security Mutual Life Insurance Company of New York relating to premises located in Halfmoon, New York**

     10.22 Consolidated Mortgage Note and Consolidated Mortgage dated December 29, 1997 made by Saratoga Realty LLC in favor of Bank United relating to premises located at 3 Duplainville Road, Saratoga Springs, New York**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

     10.23 Consolidated Mortgage Note and Consolidated Mortgage dated October 17, 1997 made by Grand LLC in favor of Bank United relating to premises located at Bell's Lane, Waterford, New York**

     10.24 Consolidated Mortgage Note and Consolidated Mortgage dated July 21, 1998 made by Gilpin Realty Corp., Coram Realty LLC, Engineers Road LLC and Huntington LLC in favor of The Roslyn Savings Bank relating to premises located at 135 Engineers Road, Hauppauge, New York, 466-468 Mill Road, Coram, New York and 45 Gilpin Avenue, Hauppauge, New York**

     10.25 Mortgage Note and Deed of Trust dated as of April 19, 1999 made by Calexico Tissue Company LLC in favor of Bank United**

     10.26 Agency Loan Promissory Note and Agency Loan Deed of Trust dated in May 1997 made by Calexico Tissue Company LLC in favor of Community Development Agency of the City of Calexico**

     10.27 Reimbursement Promissory Note and Reimbursement Deed of Trust dated in July 1997 made by Calexico Tissue Company LLC in favor of Community Development Agency of the City of Calexico**

     10.28 Agreement to Supply Sand and Gravel in Place dated October 30, 1997 between John Hancock Mutual Life Insurance Company and Crown Paper Co.**

     10.29 Roundwood Supply Agreement dated June 28, 1999 between Prime Timber Company LLC and Crown Paper Co.**

     10.30 Northeast Roundwood Supply Agreement dated October 30, 1997 between John Hancock Mutual Life Insurance Company and Crown Paper Co.**

     10.31 Cooperative Agreement dated June 19, 1995 between Kimberly-Clark Corporation and United Paperworker's International Union, AFL-CIO, and Local No. 482**

     10.32 Labor Agreement dated as of June 24, 1997 between Crown Vantage and United Paperworkers International Union, AFL-CIO, and its United Brotherhood Local Union No. 75**

     10.33 Labor Agreement dated July 15, 1997 between Crown Paper Co. and Office and Professional Employees International Union, Local 6**

     10.34  Agreement   dated   December  12,  1994  between   American   Tissue
            Corporation and American Tissue Mills de Mexico S.A. de C.V.**


     12.1   Computation of ratio of earnings to fixed charges**


     21.1   Subsidiaries of American Tissue Inc.**


     23.1   Consent of Arthur Andersen LLP**

     23.2   Consent of Holtz Rubenstein & Co., LLP**

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------



     23.3   Consent of Ernst & Young LLP*

     23.4   Consent of Mandel, Resnik & Kaiser P.C. (included in Exhibit 5.1)**


     23.5   Consent of Bognar Enterprises**


     24.1   Powers of Attorney (included in signature pages)**

     25.1   Statement of Eligibility of Trustee on Form T-1**


     27.1   Financial Data Schedule**


     99.1   Form of Letter of Transmittal**

     99.2   Form of Notice of Guaranteed Delivery**

     99.3   Form of Letter to Record Holders of Old Notes**

     99.4   Form of Letter to Beneficial Holders of Old Notes**



------------------
*    Filed herewith

**   Previously filed